EXHIBIT 32(A)
Section 1350 Certification
By Principal Executive Officer
     I, Daniel Greenberg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Electro Rent Corporation, on Form 10-K for the fiscal year ended May 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the registrant.
     IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date shown below.
     Dated August 12, 2005

/s/ Daniel Greenberg

Daniel Greenberg
Chief Executive Officer
EXHIBIT 32(A)